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                                                            EXHIBIT 10.1
                                                            ------------
                         CHANGE IN CONTROL AGREEMENT

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                         CHANGE IN CONTROL AGREEMENT
                         ---------------------------

                             TABLE OF CONTENTS
                             -----------------

Article      Section                                               Page
-------      -------                                               ----
   1                    Definitions                                  5
                        -----------
   2                    Severance Benefits                           9
                        ------------------
                2.1     Right to Severance Benefits                  9
                2.2     Services during Certain Events              10
                2.3     Qualifying Termination                      10
                2.4     Description of Severance Benefits           10
              		2.5    	Termination for Total and Permanent
                        Disability                                  11
                2.6     Termination for Retirement or Death         12
                2.7     Termination for Cause or by the             12
                        Executive Other Than for Good Reason        12
                2.8     Notice of Termination                       12
                2.9     Effectiveness of Agreement                  12

   3                    Form and Timing of Severance Benefits       12
                        -------------------------------------
                3.1     Form and Timing of Severance Benefits       12
                3.2     Withholding of Taxes                        12

   4                    Tax Limitation Provision                    13
                        ------------------------
                4.1     Limitation on Termination Payment           13

   5                    The Company's and the Bank's Payment
                        ------------------------------------
                        Obligation                                  14
                        ----------
                5.1     Payment Obligations Absolute                14
                5.2     Contractual Rights to Benefits              14

   6                    Term of Agreement                           14
                        -----------------
   7                    Legal Remedies                              15
                        --------------
                7.1     Arbitration                                 15
                7.2     Payment of Legal Fees                       15


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Article      Section                                               Page
-------      -------                                               ----
   8                    Successors                                  15
                        ----------
   9                    Miscellaneous                               16
                        -------------
                9.1     Employment Status                           16
                9.2     Beneficiaries                               16
                9.3     Entire Agreement                            16
                9.4     Gender and Number                           16
                9.5     Notices                                     16
                9.6     Execution in Counterparts                   17
                9.7     Conflicting Agreements                      17
                9.8     Severability                                17
                9.9     Modification                                18
                9.10    Applicable Law                              18


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                        CHANGE IN CONTROL AGREEMENT
                        ---------------------------

     THIS AGREEMENT is made and entered into as of this 1st day of September, 1999, by and among WESBANCO, INC., a West Virginia bank holding company (hereinafter referred to as the "Company"); and ______________________, a West Virginia banking corporation and a wholly-owned subsidiary of the Company (hereinafter referred to as the "Bank"); and ______________________ (hereinafter referred to as the "Executive").

                           W I T N E S S E T H:
                           --------------------
     WHEREAS, the Board of Directors of the Company and the Board of Directors of the Bank have approved the Company and the Bank entering into change in control agreements with certain key executives of the Company and the Bank;

     WHEREAS, the Executive is a key executive of the Company and the Bank;

     WHEREAS, the Board of the Company and the Board of the Bank each believes that, should the possibility of a Change in Control of the Company and/or the Bank arise, it is imperative that the Company and the Bank be able to rely upon the Executive to continue in his position, and that the Company and the Bank be able to receive and rely upon his advice, if they request it, as to the best interests of the Company, the Bank, and their shareholders without concern that he might be distracted by the personal uncertainties and risks created by the possibility of a Change in Control;

     WHEREAS, should the possibility of a Change in Control arise, in addition to the Executive's regular duties, he may be called upon to assist in the assessment of such possible Change in Control, advise management and the Board of the Company and the Board of the Bank as to whether such Change in Control would be in the best interests of the Bank, the Company, and their shareholders, and to take such other actions as the Boards determine to be appropriate; and

     WHEREAS, the Executive, the Company, and the Bank desire that the terms of this Agreement shall act as a supplement to the benefits under the Executive's Employment Agreement; and

     WHEREAS, it is intended by the parties hereto that the benefits under the terms of this Change in Control Agreement shall supersede and replace the termination benefits under the Executive's Employment Contract in the event of a termination or severance of his employment subsequent to a Change in Control; and



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     NOW THEREFORE, to assure the Company and the Bank that they will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat, or occurrence of a Change in Control of the Company and/or the Bank, and to induce the Executive to remain in the employ of the Company and the Bank, and for other good and valuable consideration, the Company, the Bank, and the Executive, intending to be legally bound, agree as follows:

                        Article 1. Definitions
                        ----------------------
     Whenever used in this Agreement, the following terms shall have the meanings set forth below when the initial letter of the word is capitalized:

     (a) "Agreement" means this Change in Control Agreement, as the same may be amended from time to time in accordance with Section 9.9 herein.

     (b) "Bank" means Wesbanco Bank Wheeling, a West Virginia banking corporation, or any successor thereto as provided in Article 8 herein.

     (c) "Base Salary" means the salary of record paid by the Company and/or the Bank to the Executive as annual salary, excluding amounts received under incentive bonus and option plans, whether or not deferred.

     (d) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (e) "Beneficiary" means the persons or entities designated or deemed designated by the Executive pursuant to Section 9.2 herein.

     (f) "Board" means the Board of Directors of Wesbanco, Inc.

     (g) "Cause" shall be determined by the Board of the Company and the Board of the Bank, in exercise of good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

          (i) An act of dishonesty, willful disloyalty or fraud by the Employee that the Bank determines is detrimental to the best interests of the Bank; or

          (ii) The Employee's continuing inattention to , neglect of, or inability to perform, the duties to be performed under this Agreement, or


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          (iii) Any other breach of the Employee's covenants
                contained herein or of any of the other terms and provisions of this Agreement; or

          (iv) The deliberate and intentional engaging by the Employee in gross misconduct which is materially and demonstrably injurious to the Bank.

     (h) "Change in Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

          (i) Final regulatory approval is obtained for any Person (other than those Persons in control of the Company and/or the Bank, as applicable, as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company and/or the Bank, as applicable, or a corporation owned directly or indirectly by the stockholders of the Company and/or the Bank, as applicable, in substantially the same proportions as their ownership of stock of the Company and/or the
                Bank), becomes the Beneficial Owner, directly or indirectly, of securities of the Company and/or the Bank, as applicable, representing twenty percent (20%) or more of the combined voting power of the Company's (or the Bank's, as applicable) then outstanding securities; or

          (ii) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of the Company
                (and any new Director, whose election by the Company's stockholders or the Bank's stockholders, as applicable, was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

          (iii) Final regulatory approval is obtained with respect to: (A) a plan of complete liquidation of the

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                Company or the Bank; or (B) an agreement for the
                sale or disposition of all or substantially all the Company's or the Bank's assets; or (C) a merger, consolidation, or reorganization of the Company and/or the Bank with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company or the Bank (as applicable) outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company or the Bank (as applicable) (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

     However, in no event shall a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change in Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company;
     or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors of the Company, as applicable).

     (i) "Code" means the Internal Revenue Code of 1986, as amended.

     (j) "Company" means Wesbanco, Inc., a West Virginia bank holding company, or any successor thereto as provided in Article 8 herein.

     (k) "Disability" means the inability of the Executive due to mental or physical defect or disease to perform the services required of the Executive in the position he or she held prior to the manifestation of that defect or disease.

     (l) "Effective Date" means the date this Agreement is approved by the Company's Board, or such other date as the Company's Board shall designate in its resolution approving this Agreement.


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     (m) "Effective Date of Termination" means the date on which a
          Qualifying Termination occurs which triggers the payment of Severance Benefits hereunder.

     (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (o) "Executive" means _____________________________________.

     (p) "Good Reason" means, without the Executive's express written consent, the occurrence after a Change in Control of the Company or the Bank of any one or more of the following:

          (i) The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements) as an officer of the Company and/or the Bank, or a reduction or alteration in the nature or status of the Executive's authorities, duties, or responsibilities from those in effect as of ninety (90) days prior to the Change in Control, other than an insubstantial and inadvertent act that is remedied by the Company and/or the Bank promptly after receipt of notice thereof given by the Executive, and other than any such alteration which is consented to by the Executive in writing;

          (ii) The Company's requiring the Executive to be based at a location in excess of thirty-five (35) miles from the location of the Executive's principal job location or office immediately prior to the Change in Control; except for required travel on the Company's and/or the Bank's business to an extent substantially consistent with the Executive's present business obligations;

          (iii) A reduction by the Company or the Bank of the Executive's Base Salary by at least ten percent
                (10%) from that in effect on the Effective Date;

          (iv) The failure of the Company or the Bank to obtain a satisfactory agreement from any successor to the Company or the Bank to assume and agree to perform the Company's and the Bank's obligations


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                under this Agreement, as contemplated in Article 8
                herein; and

          (v) Any purported termination by the Company or the Bank of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 2.8 herein, and for purposes of this Agreement, no such purported termination shall be effective.

     The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

     (q) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d). The term Person shall not include the Company or the Bank, any executive officer or Director of the Company, the Bank, or a subsidiary of the Company or Bank, or a group controlled by such Directors or executive officers, or any employee benefit plan of the Company, the Bank, or a subsidiary of the Company or Bank; provided, however, that the term Person shall include any individual who is a Director on the Effective Date, and who as of the Effective Date beneficially owned five percent (5%) or more of the voting shares of common stock of the Company, or a group controlled by such a Director.

     (r) "Qualifying Termination" means any of the events described in
          Section 2.3 herein, the occurrence of which triggers the payment of Severance Benefits hereunder.

     (s) "Severance Benefits" means the payment of severance compensation as provided in Section 2.4 herein.

                         Article 2. Severance Benefits
                         -----------------------------
     2.1.    Right to Severance Benefits.   Subject to Section 2.9 herein,
the Executive shall be entitled to receive from the Company and the Bank, jointly and severally, Severance Benefits as described in Section 2.4 herein, if a Change in Control of the Company and/or the Bank has occurred and if, within twenty-four (24) calendar months thereafter, the Executive's employment with the Company and/or the Bank shall end for any reason specified in
Section 2.3 herein as being a Qualifying Termination.



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     The Executive shall not be entitled to receive Severance Benefits if he is terminated for Cause, or if his employment with the Company ends due to death, Disability, retirement (as defined under the then established rules of the Company's tax-qualified retirement plan), or due to a voluntary termination of employment by the Executive without Good Reason.

     2.2.    Services During Certain Events.   In the event a Person begins a
tender or exchange offer, solicits proxies from shareholders of the Company and/or the Bank, or takes other steps seeking to effect a Change in Control, the Executive agrees that he will not voluntarily leave the employ of the Company or the Bank and will render services until such Person has abandoned or terminated his or its efforts to effect a Change in Control, or, if later, until twenty-four (24) months after a Change in Control has occurred; provided, however, that the Company and the Bank may terminate the Executive for Cause at any time, and the Executive may terminate his employment any time after the Change in Control for Good Reason.

     2.3.    Qualifying Termination.   The occurrence of any one or more of
the following events within twenty-four (24) calendar months after a Change in Control of the Company or the Bank shall trigger the payment of Severance Benefits to the Executive under this Agreement:

     (a) An involuntary termination of the Executive's employment with the Company or the Bank without Cause;

     (b) A voluntary termination of the Executive's employment with the Company or the Bank for Good Reason;

     (c) A successor company fails or refuses to assume the Company's and the Bank's obligations under this Agreement, as required by
             Article 8 herein; or

     (d) The Company, the Bank, or any successor company breaches any of the provisions of this Agreement.

     For purposes of this Agreement, a Qualifying Termination shall not include a termination of employment by reason of death, Disability, or retirement (as such term is defined under the then-established rules of the Company's tax-qualified retirement plan), a voluntary termination without Good Reason, or an involuntary termination for Cause.

     2.4. Description of Severance Benefits. Subject to Section 2.9 herein, in the event that the Executive becomes entitled to receive Severance Benefits, as provided in Sections 2.1 and 2.3 herein, and subject to the limits set forth in Article 4 herein, the Company and/or the Bank shall pay to the Executive and provide him with total Severance Benefits equal to the following:



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     (a)     An amount equal to three (3) times the highest rate of the
             Executive's annual Base Salary in effect at any time up to and including the Effective Date of Termination.

     (b) An amount equal to three (3) times the greater of: (i) the Executive's average annual bonus earned over the most recent three (3) bonus plan years ending prior to the Effective Date of Termination; or (ii) the Executive's bonus established for the annual bonus plan year in which the Executive's Effective Date of Termination occurs.


     (c) An amount equal to the Executive's unpaid Base Salary and accrued vacation pay through the Effective Date of Termination.

     (d) A continuation of all medical benefits pursuant to plans under which the Executive and/or the Executive's family is eligible to receive medical benefits and/or coverage as of the effective date of the Change in Control. These benefits shall be provided by the Company and/or the Bank to the Executive immediately upon the Effective Date of Termination and shall continue to be provided for eighteen (18) months from the Effective Date of Termination. Such benefits shall be provided to the Executive at the same coverage level as in effect as of the Executive's Effective Date of Termination. The Company and/or the Bank shall pay the full cost of such continued benefits, except that the Executive shall bear any portion of such cost as is required to be borne by key executives of the Company and/or the Bank generally at the time of such Change in Control.

             The medical benefits described in this Subsection 2.4(d) shall continue for eighteen (18) months following the Effective Date of Termination; provided, however, that such benefits shall be discontinued prior to the end of the eighteen (18) month period to the extent, but only to the extent, that the Executive receives substantially similar benefits from a subsequent employer, as determined by the Company or the Bank.

     The obligation of the Company and the Bank to provide the Executive with the Severance Benefits described herein shall be joint and several. Regardless of how the Company and the Bank apportion the responsibility for satisfying the obligations set forth herein, the total Severance Benefits payable to the Executive shall equal the amounts set forth in this Article 2, as limited by
Article 4 herein.

     2.5. Termination for Total and Permanent Disability. Following a Change in Control, if the Executive's employment is terminated with the Company or the Bank due to Disability, the Executive shall receive his Base Salary and accrued vacation through the Effective


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Date of Termination, at the rate then in effect, plus all other amounts to which the Executive is entitled under any employment contract or any compensation plans of the Company and the Bank, at the time such payments are due, and otherwise the Executive's benefits shall be determined in accordance with the Company's and the Bank's retirement, insurance, and other applicable plans and programs then in effect.

     2.6. Termination for Retirement or Death. Following a Change in Control, if the Executive's employment with the Company or the Bank is terminated by reason of his retirement (as defined under the then established rules of the Company's tax-qualified retirement plan), or death, the Executive (or his Beneficiary) shall receive his Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus all other amounts to which the Executive is entitled under any compensation plans of the Company and the Bank, at the time such payments are due, and otherwise the Executive's benefits shall be determined in accordance with the Company's and the Bank's retirement, survivor's benefits, insurance, and other applicable programs then in effect.

     2.7. Termination for Cause or by the Executive Other Than for Good Reason. Following a Change in Control, if the Executive's employment is
terminated either:   (i) by the Company or the Bank for Cause; or (ii) by the
Executive other than for Good Reason, the Company and/or the Bank shall pay the Executive his full Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus all other amounts to which the Executive is entitled under any employment contract or any compensation plans of the Company and the Bank, at the time such payments are due, and the Company and the Bank shall have no further obligations to the Executive under this Agreement.

     2.8. Notice of Termination. Any termination by the Company or the Bank for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     2.9. Effectiveness of Agreement. Notwithstanding any provision of this Agreement to the contrary, this Agreement and any payments, benefits or rights of the Executive as provided herein are subject to Section 18(k) of the Federal Deposit Insurance Act, as amended, and any applicable regulations thereunder.

               Article 3. Form and Timing of Severance Benefits
               ------------------------------------------------

     3.1.    Form and Timing of Severance Benefits.  Except as limited by
Article 4 herein, the Severance Benefits described in Sections 2.4(a), 2.4(b), and 2.4(c) herein shall be paid in cash to the Executive in a single lump sum as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.



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     3.2.    Withholding of Taxes.  The Company and/or the Bank, as applicable, shall withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as legally shall be required.

                  Article 4. Tax Limitation Provision
                  -----------------------------------

     4.1.    Limitation on Termination Payment.

     (a) Determination of Termination Payment Limit. Notwithstanding any other provision of this Agreement, if any portion of the Severance Benefits or any other payment under this Agreement, or under any other agreement with or plan of the Company or the Bank





             (in the aggregate "Total Payments") would constitute an "excess parachute payment," then the payments to be made to the Executive under this Agreement shall be reduced or extended over an installment period such that the value of the aggregate Total Payments that the Executive is entitled to receive shall be One Dollar ($1.00) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by
             Section 4999 of the Code, or which the Company and the Bank may pay without loss of deduction under Section 28OG(a) of the Code. For purposes of this Agreement, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in Section 28OG of the Code, and such "parachute payments" shall be valued as provided therein.

     (b) Procedure for Establishing Limitation on Termination Payment. Within twenty (20) days following delivery of the Notice of Termination (as described in Section 2.8 herein) or notice by the Company or the Bank to the Executive of its belief that there is a payment or benefit due the Executive which will result in an "excess parachute payment" as defined in Section 280G of the Code, the Executive, the Company, and the Bank, at the Company's and the Bank's expense, shall obtain the opinion of the Company's principal outside accounting firm (the "Accounting Firm"), which sets forth: (i) the amount of the Executive's "annualized includible compensation for the base period" (as defined in Code Section 280G(d)(1)); (ii) the present value of the Total Payments; and (iii) the amount and present value of any "excess parachute payment." Such opinion shall be binding upon the Company, the Bank, and the Executive.

     In the event that such opinion determines that there would be an "excess parachute payment," the Severance Benefits hereunder or any other payment determined by such accounting firm to be includible in Total Payments shall be reduced or eliminated as specified by the Executive in writing delivered to the Company and the Bank within ten (10) days of his receipt of such opinion, or, if the Executive fails to so notify the Company and the Bank, then as the Company or the Bank, as applicable, shall reasonably determine, so that under the basis of calculations set forth in such opinion, there will be no "excess parachute payment."

     The provisions of this Section 4.1(b), including the calculations, notices, and opinion provided for herein, shall be based upon the conclusive presumption that any compensation earned prior to the Effective Date of Termination by the Executive pursuant to the Company's and the Bank's compensation programs (if such compensation would have been paid in the future in any event, even though the timing of payment thereof is triggered by the Change in Control) is reasonable.

          Article 5. The Company's and the Bank's Payment Obligation
          ----------------------------------------------------------

     5.1. Payment Obligations Absolute. Except as otherwise provided in the last sentence of Section 2.4(d) herein, the Company's and the Bank's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstance, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company or the Bank may have against the Executive or any other party. All amounts payable by the Company and the Bank hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company and the Bank shall be final, and neither the Company nor the Bank shall seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reasons whatsoever.

     The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's or the Bank's obligations to make the payments and arrangements required to be made under this Agreement, except to the extent provided in Section 2.4(d) herein.

     5.2. Contractual Rights to Benefits. This Agreement establishes and vests in the Executive a contractual right to the benefits to which he is entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company or the Bank to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

                         Article 6. Term of Agreement
                         ----------------------------

     6.1 Subject to Section 2.9 herein, this Agreement shall commence on the Effective Date and shall continue in effect for three (3) full years, the last day of which shall be the "Expiration Date." However, at the end of such three-year period and, if extended, at the end of each additional year thereafter, the term of this Agreement shall be extended automatically for one (1) additional year, unless the Company or the Bank delivers written notice three (3) months prior to the end of such term, or extended term, to the Executive, that the Agreement will not be extended. In such case, the Agreement will terminate at the end of the term, or extended term, then in progress.

     However, in the event a Change in Control occurs during the original or any extended term, this Agreement will remain in effect for the longer of:
(i) twenty-four (24) months beyond the month in which such Change in Control occurred; or (ii) until all obligations of the Company and the Bank hereunder have been fulfilled, and until all benefits required hereunder have been paid to the Executive or other party entitled thereto.

                            Article 7. Legal Remedies
                            -------------------------

     7.1. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the City of Wheeling in accordance with the laws of the State of West Virginia by three
(3) arbitrators, one of whom shall be appointed by the Company or the Bank, as applicable, one by the Executive, and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 7.1. The cost of any arbitration proceeding hereunder shall be borne equally by the Company or the Bank, as applicable, and the Executive. The award of the arbitrators shall be binding upon the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     7.2. Payment of Legal Fees. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that the Executive substantially prevails in the enforcement of such rights, the Company or the Bank, as applicable, shall pay (or the Executive shall be entitled to recover from the Company or the Bank, as the case may be) the Executive's reasonable attorneys, fees, costs and expenses in connection with the enforcement of his rights including the enforcement of any arbitration award.

                            Article 8. Successors
                            ---------------------

     The rights of the Company and the Bank hereunder shall run in favor of the Company and the Bank, and their respective successors, assigns, nominees, or other legal representatives. Termination of the Executive's employment shall not operate to relieve him of any remaining obligations hereunder, and all such obligations are binding upon his heirs, executors, administrators, or other legal representatives. The Company and the Bank shall require any successor (whether direct or indirect by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of the assets of the Company or the Bank, as the case may be, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company or the Bank, as the case may be, would be required to perform if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor in accordance with the operation of law and such successor shall be deemed the "Company" or the "Bank," as the case may be, for purposes of this Agreement.

                            Article 9. Miscellaneous
                            ------------------------

     9.1. Employment Status. The Executive, the Company, and the Bank acknowledge that, except as may be provided under any other agreement between the Executive and the Company or the Bank, the employment of the Executive by the Company and the Bank is "at will," and, except as set forth in Section 2.2 herein, prior to the effective date of a Change in Control, may be terminated by either the Executive, the Company, or the Bank, at any time. Upon a termination of the Executive's employment prior to the effective date of a Change in Control, there shall be no further rights under this Agreement; provided, however, that if such an employment termination shall arise in connection with, or in anticipation of, a Change in Control, then the Executive's rights shall be the same as if the termination had occurred within two (2) years following a Change in Control.

     9.2 Beneficiaries. The Executive may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any Severance Benefits owing to the Executive under this Agreement. Such designation must be in the form of a signed writing acceptable to the Board of Directors of the Company or the Board of the Bank, as applicable. The Executive may make or change such designation at any time.

     9.3. Entire Agreement; Superseding Effect. This Agreement contains the entire understanding of the Company, the Bank, and the Executive with respect to the subject matter hereof. In particular, this Agreement completely replaces and supersedes the terms of the Executive's employment agreement dated the _____ day of ______________, 19_____, concerning the Executive's entitlement to payments and benefits arising as a result of a termination of employment. However, all terms and provisions of the Executive's employment-agreement dated the ______ day of ________________, 19____, which do not concern the Executive's entitlement to payments and benefits arising as a result of a Change in Control of the Company or the Bank shall remain binding upon the Company, the Bank, and the Executive.

     In addition, the payments provided for under this Agreement in the event of the Executive's termination of employment shall be in lieu of any severance benefits payable under any severance plan, program, or policy of the Company and the Bank to which he might otherwise be entitled.

     9.4. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

     9.5.    Notices.   All notices, requests, demands, and other
communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first-class certified mail, return receipt requested, postage prepaid, to the other party, addressed as follows:

     (a)     if to the Company:

             Wesbanco, Inc.
             One Bank Plaza
             Wheeling, WV  26003

     (b)     if to the Bank:

             ___________________________
             ___________________________
             ___________________________


     (c)     if to Executive:

             ___________________________
             ___________________________
             ___________________________

     Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     9.6. Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     9.7.    Conflicting Agreements.   The executive hereby represents and
warrants to the Company and the Bank that his entering into this Agreement, and the obligations and duties undertaken by him hereunder, will not conflict with, constitute a breach of, or otherwise violate the terms of, any other employment or other agreement to which he is a party, except to the extent any such conflict, breach, or violation under any such agreement has been disclosed to the Company's Board and the Bank's Board in writing in advance of the signing of this Agreement.

     9.8.    Severability.   In the event any provision of this Agreement
shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Agreement are not part of the provisions hereof and shall have no force and effect.

     Notwithstanding any other provision of this Agreement to the contrary, the Company and the Bank shall have no obligation to make any payment to the Executive hereunder to the extent, but only to the extent, that such payment is prohibited by the terms of any final order of a Federal or state court or regulatory agency of competent jurisdiction; provided, however, that such an order shall not affect, impair, or invalidate any provision of this Agreement not expressly subject to such order.

     9.9. Modification. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Executive and by a member of the Company's Board or the Bank's Board, as applicable, or by the respective parties, legal representatives or successors.

     9.10.   Applicable Law.   To the extent not preempted by the laws of the
United States, the laws of the Commonwealth of Pennsylvania shall be the controlling law in all matters relating to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on this 1st day of September, 1999.



                                                WESBANCO, INC.


                                      By______________________________
                                         Title _______________________


                                             WESBANCO BANK ____________


                                      By____________________________________
                                         Title _______________________




                                        ___________________________________
                                                     EXECUTIVE